                                                    EXHIBIT 99


UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 11-K

FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE,
SAVINGS AND SIMILAR PLANS PURSUANT TO SECTION 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Mark One)
[X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 1998

OR

[ ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from ________ to ________


Commission File Number 1-1059

CROWN CENTRAL EMPLOYEES SAVINGS PLAN
(Title of Plan)

CROWN CENTRAL PETROLEUM CORPORATION
One North Charles Street
Baltimore, Maryland  21201
(Name and address of principal executive offices of issuer of the securities)

AUDITED FINANCIAL STATEMENTS
AND SCHEDULES

Crown Central Employees
Savings Plan


Years ended December 31, 1998 and 1997
with Report of Independent Auditors

Crown Central Employees Savings Plan

Audited Financial Statements
and Schedules


Years ended December 31, 1998 and 1997


Contents

Report of Independent Auditors                               1

Audited Financial Statements

Statements of Net Assets Available for Benefits              2
Statements of Changes in Net Assets Available for Benefits   3
Notes to Financial Statements                                4

Supplemental Schedules

Line 27a -- Schedule of Assets Held for Investment Purposes 11
Line 27d -- Schedule of Reportable Transactions             12


REPORT OF INDEPENDENT AUDITORS


TO THE RETIREMENT PLAN COMMITTEE
CROWN CENTRAL EMPLOYEES SAVINGS PLAN

We have audited the accompanying statements of net assets available for benefits of the Crown Central Employees
Savings Plan as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Crown Central Employees
Savings Plan at December 31, 1998 and 1997, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1998, and reportable transactions for the year then ended, are presented for purposes of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee
Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management.
The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.



/s/ - - - ERNST & YOUNG LLP

May 23, 1999
Baltimore, Maryland



CROWN CENTRAL EMPLOYEES SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS



                                           DECEMBER 31
                                          1998        1997
                                      -----------  ----------
ASSETS
Investments, at fair value:
Crown Central Petroleum Corporation:
Class A Common Stock                   $1,332,441  $ 4,440,531
Class B Common Stock                    2,265,231    2,462,079
U.S. Savings Bonds--Series E and EE       898,784      939,562
T. Rowe Price Funds:
International Stock Fund                3,183,066    2,808,422
U.S. Treasury Money Fund               13,393,463   13,235,645
U.S. Treasury Intermediate Fund         1,426,499    1,462,664
Equity Income Fund                     23,388,837   24,012,090
Spectrum Income Fund                    5,517,892    5,093,778
Spectrum Growth Fund                    8,870,964    8,710,523
Stable Value Fund                         926,870      232,339
New Horizons Fund                         817,982      654,507
Mid Cap Growth                          2,371,547    1,405,155
Participant loans                       1,887,321    1,934,331
                                      -----------  -----------
Total investments                      66,280,897   67,391,626

Contributions receivable                  385,693      329,807
Interest receivable                        13,688       11,573
                                      -----------  -----------

Net assets available for benefits     $66,680,278  $67,733,006
                                      ===========  ===========

See accompanying notes.






CROWN CENTRAL EMPLOYEES SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS



                                      YEAR ENDED DECEMBER 31
                                        1998          1997
                                     ----------    ----------
ADDITIONS
Net investment income:
Interest                                 804,064      859,972
Dividends                              3,348,840    3,864,232
                                      ----------   ----------
Total net investment income            4,152,904    4,724,204

Contributions                          4,224,649    4,070,773
                                      ----------   ----------
Total additions                        8,377,553    8,794,977

DEDUCTIONS
Benefit payments                      (5,284,974)  (6,642,088)

Net realized and unrealized
(depreciation) appreciation in
aggregate fair value of
investments                           (4,145,307)   7,038,119
                                     -----------  -----------
Net (decrease) increase               (1,052,728)   9,191,008
Net assets available for benefits
 at beginning of year                 67,733,006   58,541,998
Net assets available for benefits    -----------  -----------
 at end of year                      $66,680,278  $67,733,006
                                     ===========  ===========

See accompanying notes.



CROWN CENTRAL EMPLOYEES SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS



1. SUMMARY OF ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets during the period. Actual results could differ from those estimates.

INVESTMENTS

Investments in Crown Central Petroleum Corporation Class A and Class B Common Stock are reported at fair value, based on published market prices. U.S. Savings Bonds and T. Rowe
Price Funds are reported at current redemption value.
Participant loans represent the outstanding principal balances of the loans, which approximate fair value.

The change in the difference between the fair value and cost of investments held during the year and the difference between the proceeds received and the cost of investments sold is reflected as net realized and unrealized appreciation (depreciation) in aggregate fair value of investments in the statements of changes in net assets available for benefits.

BENEFIT PAYMENTS

Benefits are recorded when paid.

2. PLAN DESCRIPTION

GENERAL

The Crown Central Employees Savings Plan (the "Plan") was adopted on January 1, 1955 by Crown Central Petroleum Corporation (the "Corporation"). The participating companies ("participating companies") in the Plan are Crown Central Petroleum Corporation, La Gloria Oil & Gas Company, McMurrey Pipeline Company, Crown Central Pipe Line Company and Crown-Rancho Pipe Line Corporation; including service station and convenience store employees. The purpose of the Plan is to encourage employees to save regularly and to provide additional funds upon retirement. An employee is eligible to participate in the Plan upon attaining 21 years of age and having completed one year of service with at least 1,000 hours worked.

CROWN CENTRAL EMPLOYEES SAVINGS PLAN

2. PLAN DESCRIPTION (CONTINUED)

CONTRIBUTIONS

Employees contribute to the Plan through payroll deduction, up to a maximum of 12% of their base pay. The Corporation's contribution for all participating companies is equal to 50% of the employees' contributions up to a maximum of 8% (prior to 1998, this limit was 7% during the first five years of service. This provision was amended in the Plan year 1998 to establish a maximum of 8% for all participants) of their base pay. Contributions to the Plan are invested in the available investment options in accordance with the participants' election. A terminating member of the Plan is paid the current value of their contributions to the Plan reduced by any outstanding loan balances, but unless the member is fully vested, as defined, they must forfeit the current value of the employer's contribution to their account. In accordance with the terms of the Plan, such forfeitures are applied to reduce future contributions required of the employer.

INVESTMENT OPTIONS

At December 31, 1998, the available investment options offered were Crown Class B Common Stock, T. Rowe Price U.S. Treasury Money Fund, T. Rowe Price Equity Income Fund, T. Rowe Price Spectrum Growth Fund, T. Rowe Price Spectrum Income Fund, T. Rowe Price International Stock Fund, T. Rowe Price Stable Value Fund, T. Rowe Price New Horizons Fund, and T. Rowe Price Mid Cap Growth Fund. Investments previously made in Crown Class A Common Stock, U.S. Savings Bonds, and the T. Rowe Price U.S. Treasury Intermediate Fund will remain in these funds until liquidated at the participant's discretion. No further contributions are permitted in these investment options.

PARTICIPANT LOANS

Participants have the option to borrow from the vested portion of their account. The maximum loan permitted is the lesser of (1) $50,000 or (2) 50% of the nonforfeitable value of the account determined on the most recent valuation available to the Administrator prior to the date of the loan, as adjusted for distributions or contributions. The minimum loan permitted is $1,000. The term of each loan shall be for a minimum of one year and a maximum of five years and shall bear interest equal to the prime rate on the last day of the prior month in which the loan request is signed.

CROWN CENTRAL EMPLOYEES SAVINGS PLAN

2. PLAN DESCRIPTION (CONTINUED)

PLAN TERMINATION

The participating companies have the right to terminate the Plan at any time. In the event of termination of the Plan, the individual participants, beneficiaries or legal representatives of deceased participants are to be paid, at their option, the balance in their accounts including non-vested employer contributions, reduced by any outstanding loan balances, in cash or in kind.

ADMINISTRATIVE EXPENSES

All costs and expenses incurred in connection with the administration of the Plan are paid by the participating companies.

Information about the Plan Agreement is contained in the pamphlets SUMMARY PLAN DESCRIPTION AND PROSPECTUS AND
DESCRIPTION OF AVAILABLE INVESTMENTS. Copies of these pamphlets are available from the Corporation's Human
Resources Department.

3. EMPLOYEE AND COMPANY CONTRIBUTIONS

Employee and Corporation contributions made to the Plan for the years ended December 31 were as follows:



                               1998         1997
                            ----------    ----------
Employee                    $2,994,575    $2,889,925
Corporation                  1,230,074     1,180,848
                            ----------    ----------
                            $4,224,649    $4,070,773
                            ==========    ==========


4. FEDERAL INCOME TAXES

The Plan has received a determination letter from the Internal Revenue Service dated May 5, 1997, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the "Code") and, therefore, the related trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Retirement Plan Committee believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trust is tax exempt.

CROWN CENTRAL EMPLOYEES SAVINGS PLAN

5. RECONCILIATION TO FORM 5500

Total investment income, as reported on lines 32 b (1) through (10) of Form 5500, is reported as net investment income and net realized and unrealized appreciation
(depreciation) in aggregate fair value of investments on the financial statements.

6. YEAR 2000 (UNAUDITED)

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the computer programs that have time-sensitive software may recognize a date using "00" rather than the year 2000. This could result in system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions or engage in similar, normal business activities.

The Corporation has essentially completed an assessment of its business software and equipment from a year 2000 compliance standpoint. The Corporation is in the process of completing the modification or replacement of its materially important business software and equipment that are not year 2000 compliant so that its computer systems will function properly with respect to dates in the year 2000. The Plan's service providers have indicated that they are presently taking steps to ensure that their systems and operations that impact Plan information will be Year 2000 compliant.



CROWN CENTRAL EMPLOYEES SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS (CONTINUED)




7. STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND
INFORMATION


                                          DECEMBER 31, 1998
                                   -------------------------------


                                     Crown     Crown
                                     Stock     Stock      Savings
                                     Class A  Class B      Bonds
                                    --------  --------    -------
ASSETS
Investments, at fair value         $1,332,441 $2,265,231  $898,784
Contributions receivable                  -       27,320      -
Interest receivable                       -          -        -
                                   ---------- ----------  --------
Net assets available for benefits  $1,332,441 $2,292,551  $898,784
                                   ========== ==========  ========



                                              DECEMBER 31, 1998
                                -------------------------------------------


                                                              T. Rowe Price
                                 T. Rowe Price  T. Rowe Price U.S. Treasury
                                 International  U.S. Treasury  Intermediate
                                   Stock Fund     Money Fund      Fund
                                 -------------  ------------- -------------
ASSETS
Investments, at fair value        $3,183,066    $13,393,463   $1,426,499
Contributions receivable              22,620         53,971          -
Interest receivable                      -              -            -
                                  ----------   ------------   -----------
Net assets available for benefits $3,205,686    $13,447,434   $1,426,499
                                  ==========   ============   ===========





                                        DECEMBER 31, 1998
                           -------------------------------------------


                           T. Rowe Price  T. Rowe Price  T. Rowe Price
                           Equity Income     Spectrum      Spectrum
                               Fund        Income Fund    Growth Fund
                           ------------    ------------    -----------
ASSETS
Investments, at fair value  $23,388,837    $5,517,892     $8,870,964
Contributions receivable        126,281        51,603         60,492
Interest receivable                 -             -              -
                            -----------    ----------     ----------
Net assets available for
   Benefits                 $23,515,118    $5,569,495     $8,931,456
                            ===========    ==========     ==========




                                         DECEMBER 31, 1998
                                  ---------------------------------
                                                T. Rowe   T. Rowe
                                  T. Rowe        Price     Price
                                   Price           New    Mid Cap
                                   Stable       Horizons   Growth
                                  Value Fund      Fund      Fund
                                  ----------   ---------  ---------
ASSETS
Investments, at fair value        $926,870      $817,982  $2,371,547
Contributions receivable             3,495        13,524      26,387
Interest receivable                    -             -           -
                                  --------     ---------  ----------
Net assets available for benefits $930,365      $831,506  $2,397,934
                                  ========     =========  ==========




                                     DECEMBER 31, 1998
                                   -----------------------



                                   Participant
                                      Loans        Total
                                   ----------  -----------
ASSETS
Investments, at fair value         $1,887,321  $66,280,897
Contributions receivable                  -        385,693
Interest receivable                    13,688       13,688
                                   ----------  -----------
Net assets available for benefits  $1,901,009  $66,680,278
                                   ==========  ===========




                                              DECEMBER 31, 1997
                                     ----------------------------------


                                        Crown        Crown
                                        Stock        Stock      Savings
                                       Class A      Class B      Bonds
                                     -----------   ----------   --------
ASSETS
Investments, at fair value            $4,440,531   $2,462,079   $939,562
Contributions receivable                     -         20,998        -
Interest receivable                          -            -          -
                                      ----------   ----------   --------
Net assets available for benefits     $4,440,531   $2,483,077   $939,562
                                      ==========   ==========   ========



                                              DECEMBER 31, 1997
                                  ----------------------------------------


                                                                  T. Rowe Price
                                  T. Rowe Price   T. Rowe Price   U.S. Treasury
                                  International   U.S. Treasury   Intermediate
                                   Stock Fund       Money Fund        Fund
                                  -------------   -------------   ------------
ASSETS
Investments, at fair value          $2,808,422     $13,235,645     $1,426,664
Contributions receivable                19,162          45,899            -
Interest receivable                        -               -              -
                                    ----------     -----------     ----------
Net assets available for benefits   $2,827,584     $13,281,544     $1,426,664
                                    ==========     ===========     ==========



                                            DECEMBER 31, 1997
                                 ----------------------------------------


                                 T. Rowe Price   T. Rowe Price  T. Rowe Price
                                 Equity Income     Spectrum        Spectrum
                                     Fund         Income Fund    Growth Fund
                                 --------------  --------------  -------------
ASSETS
Investments, at fair value        $24,012,090      $5,093,778     $8,710,523
Contributions receivable              115,644          46,762         52,189
Interest receivable                       -               -              -
                                  -----------      ----------      ---------
Net assets available for benefits $24,127,734      $5,140,540     $8,862,712
                                  ===========      ==========      =========




                                         DECEMBER 31, 1997
                                  ---------------------------------
                                                T. Rowe   T. Rowe
                                  T. Rowe        Price     Price
                                   Price           New    Mid Cap
                                   Stable       Horizons   Growth
                                  Value Fund      Fund      Fund
                                  ----------   ---------  ---------
ASSETS
Investments, at fair value        $232,339      $654,507  $1,405,155
Contributions receivable             1,848        10,357      16,948
Interest receivable                    -             -           -
                                  --------      --------  ----------
Net assets available for benefits $234,187      $664,864  $1,422,103
                                  ========      ========  ==========





                                       DECEMBER 31, 1997
                                   -----------------------



                                   Participant
                                      Loans       Total
                                   -----------  ----------
ASSETS
Investments, at fair value         $1,934,331   $67,391,626
Contributions receivable                  -         329,807
Interest receivable                    11,573        11,573
                                   ----------   -----------
Net assets available for benefits  $1,945,904   $67,733,006
                                   ==========   ===========



CROWN CENTRAL EMPLOYEES SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS (CONTINUED)


8. STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH
FUND INFORMATION

                                        YEAR ENDED DECEMBER 31, 1998
                                   -------------------------------------
                                   Crown         Crown
                                   Stock         Stock          Savings
                                  Class A       Class B          Bonds
                                  ---------     --------       ---------
Net investment income:
Interest                          $      -     $      -       $  40,107
Dividends                                -            -             -
                                  ----------   ----------     ---------
Net investment income                    -            -          40,107
Contributions                            -        274,016           -
                                  ----------   ----------     ---------
Total additions                          -        274,016        40,107

Benefit payments                    (142,088)    (113,754)          -

Net realized and unrealized
(depreciation) appreciation
in fair value of investments      (2,881,513)  (2,293,819)          -
Interfund transfers                  (84,489)   1,943,031       (80,885)
                                  ----------   ----------     ---------
Net (decrease) increase           (3,108,090)    (190,526)      (40,778)
Net assets available for benefits
at beginning of year               4,440,531    2,483,077       939,562
                                  ----------   ----------     ---------
Net assets available for benefits
at end of year                    $1,332,441   $2,292,551     $ 898,784
                                  ==========   ==========     =========



                                     YEAR ENDED DECEMBER 31, 1998
                               -----------------------------------------
                                                               T. Rowe Price
                             T. Rowe Price   T. Rowe Price    U.S. Treasury
                             International   U.S. Treasury     Intermediate
                              Stock Fund      Money Fund          Fund
                              ------------   -------------    -------------
Net investment income:
Interest                      $      -       $   612,804     $      -
Dividends                        117,309             -           94,823
                               ---------      ----------     ----------
Net investment income            117,309         612,804         94,823
Contributions                    238,741         571,712            -
                               ---------      ----------     ----------
Total additions                  356,050       1,184,516         94,823

Benefit payments                (112,267)     (1,732,989)      (119,078)

Net realized and unrealized
(depreciation) appreciation
in fair value of investments     302,578             -           46,905
Interfund transfers             (168,259)        714,363        (58,815)
                              ----------      ----------     ----------
Net (decrease) increase          378,102         165,890        (36,165)
Net assets available for
 benefits at beginning
 of year                       2,827,584      13,281,544      1,462,664
                              ----------     -----------     ----------
Net assets available for
benefits at end of year       $3,205,686     $13,447,434     $1,426,499
                              ==========     ===========     ==========



                                     YEAR ENDED DECEMBER 31, 1998
                                  --------------------------------------
                                  T. Rowe Price  T. Rowe Price  T. Rowe Price
                                  Equity Income    Spectrum       Spectrum
                                      Fund        Income Fund   Growth Fund
                                 -------------  --------------  --------------
Net investment income:
Interest                          $       -         $      -      $      -
Dividends                           1,826,467          422,128       762,193
                                  -----------       ----------    ----------
Net investment income               1,826,467          422,128       762,193
Contributions                       1,440,869          580,582       670,005
                                  -----------       ----------    ----------
Total additions                     3,267,336        1,002,710     1,432,198

Benefit payments                   (1,844,684)        (446,888)     (519,204)

Net realized and unrealized
 (depreciation) appreciation in
  fair value of investments           224,476          (85,785)      288,118
Interfund transfers                (2,259,744)         (41,082)   (1,032,368)
                                  -----------       ----------   -----------
Net (decrease) increase              (612,616)         428,955       168,744
Net assets available for benefits
 at beginning of year              24,127,734        5,140,540     8,762,712
                                  -----------       ----------    ----------
Net assets available for benefits
 at end of year                   $23,515,118       $5,569,495    $8,931,456
                                  ===========       ==========    ==========




                                        YEAR ENDED DECEMBER 31, 1998
                                  --------------------------------------
                                  T. Rowe Price  T. Rowe Price  T. Rowe Price
                                   Stable Value  New Horizons     Mid Cap
                                      Fund         Fund           Growth
                                 -------------  --------------  --------------
Net investment income:
Interest                          $       -         $      -      $      -
Dividends                              33,628           41,967        50,325
                                  -----------       ----------    ----------
Net investment income                  33,628           41,967        50,325
Contributions                          38,629          147,984        62,111
                                  -----------       ----------    ----------
Total additions                        72,257          189,951       312,436

Benefit payments                      (30,728)         (49,875)      (75,088)

Net realized and unrealized
 (depreciation) appreciation in
  fair value of investments               -             (8,586)      262,319
Interfund transfers                   654,649           35,152       476,164
                                  -----------       ----------   -----------
Net (decrease) increase               696,178          166,642       975,831
Net assets available for benefits
 at beginning of year                 234,187          664,864     1,422,103
                                  -----------       ----------    ----------
Net assets available for benefits
 at end of year                   $   930,365       $  831,506    $2,397,934
                                  ===========       ==========    ==========




                                   YEAR ENDED DECEMBER 31, 1998
                                 --------------------------------

                                  Participant
                                     Loans            Total
                                 -------------    -------------
Net investment income:
Interest                          $   151,153       $   804,064
Dividends                                 -           3,348,840
                                  -----------       -----------
Net investment income                 151,153         4,152,904
Contributions                             -           4,224,649
                                  -----------       -----------
Total additions                       151,153         8,377,553

Benefit payments                      (98,331)       (5,284,974)

Net realized and unrealized
 (depreciation) appreciation in
  fair value of investments               -          (4,145,307)
Interfund transfers                   (97,717)              -
                                  -----------       -----------
Net (decrease) increase               (44,895)       (1,052,728)
Net assets available for benefits
 at beginning of year               1,945,904        67,733,006
                                  -----------       -----------
Net assets available for benefits
 at end of year                   $ 1,901,009       $66,680,278
                                  ===========       ===========



CROWN CENTRAL EMPLOYEES SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS (CONTINUED)




8. STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH
FUND INFORMATION (CONTINUED)


                                       YEAR ENDED DECEMBER 31, 1997
                                   -------------------------------------
                                   Crown         Crown
                                   Stock         Stock          Savings
                                  Class A       Class B          Bonds
                                  ---------    ---------       ---------
Net investment income:
Interest                          $      -     $      -       $  53,234
Dividends                                -            -             -
                                  ----------   ----------     ---------
Net investment income                    -            -          53,234
Contributions                            -        281,421           -
                                  ----------   ----------     ---------
Total additions                          -        281,421        53,234

Benefit payments                    (237,780)    (170,485)       (5,979)

Net realized and unrealized
(depreciation) appreciation
in fair value of investments       2,185,188    1,338,506           -
Interfund transfers                 (558,865)    (739,898)      (59,369)
                                  ----------   ----------     ---------
Net (decrease) increase            1,388,543      709,544       (12,114)
Net assets available for benefits
at beginning of year               3,051,988    1,773,533       951,676
                                  ----------   ----------     ---------
Net assets available for benefits
at end of year                    $4,440,531   $2,483,077     $ 939,562
                                  ==========   ==========     =========





                                       YEAR ENDED DECEMBER 31, 1997
                               -----------------------------------------
                                                              T. Rowe Price
                             T. Rowe Price   T. Rowe Price    U.S. Treasury
                             International   U.S. Treasury     Intermediate
                              Stock Fund      Money Fund          Fund
                              ------------   -------------    -------------
Net investment income:
Interest                      $      -       $   661,352     $      -
Dividends                        148,619             -           91,061
                               ---------      ----------      ---------
Net investment income            148,619         661,352         91,061
Contributions                    266,428         618,380            -
                              ----------      ----------      ---------
Total additions                  415,047       1,279,732         91,061

Benefit payments                (286,296)     (1,856,233)      (129,049)

Net realized and unrealized
(depreciation) appreciation
in fair value of investments     (78,039)            -           27,420
Interfund transfers             (354,940)       (741,338)      (204,522)
                              ----------     -----------     ----------
Net (decrease) increase          304,228      (1,317,839)      (215,090)
Net assets available for
 benefits at beginning
 of year                       3,131,812      14,599,383      1,677,754
                              ----------     -----------     ----------
Net assets available for
benefits at end of year       $2,827,584     $13,281,544     $1,426,664
                              ==========     ===========     ==========





                                        YEAR ENDED DECEMBER 31, 1997
                                  --------------------------------------
                                  T. Rowe Price  T. Rowe Price  T. Rowe Price
                                  Equity Income    Spectrum       Spectrum
                                      Fund        Income Fund   Growth Fund
                                  -------------  --------------  ------------
Net investment income:
Interest                          $       -         $      -      $      -
Dividends                           2,344,551          352,513       881,083
                                  -----------       ----------    ----------
Net investment income               2,344,551          352,513       881,083
Contributions                       1,362,058          612,278       636,773
                                  -----------       ----------    ----------
Total additions                     3,706,609          964,791     1,517,856

Benefit payments                   (2,336,901)        (432,140)     (833,775)

Net realized and unrealized
 (depreciation) appreciation in
  fair value of investments         2,822,254          185,653       374,849
Interfund transfers                 1,602,692           85,320        28,582
                                  -----------       ----------    ----------
Net (decrease) increase             5,794,654          803,624     1,087,512
Net assets available for benefits
 at beginning of year              18,333,080        4,336,916     7,675,200
                                  -----------       ----------    ----------
Net assets available for benefits
 at end of year                   $24,127,734       $5,140,540    $8,762,712
                                  ===========       ==========    ==========




                                       YEAR ENDED DECEMBER 31, 1997
                                  --------------------------------------
                                  T. Rowe Price  T. Rowe Price  T. Rowe Price
                                   Stable Value  New Horizons     Mid Cap
                                      Fund         Fund           Growth
                                 -------------  --------------  --------------
Net investment income:
Interest                          $       -         $      -      $      -
Dividends                              16,465           15,491        14,449
                                  -----------       ----------    ----------
Net investment income                  16,465           15,491        14,449
Contributions                          19,033          103,460       170,942
                                  -----------       ----------    ----------
Total additions                        35,498          118,951       185,391

Benefit payments                       (4,538)         (15,952)     (147,792)

Net realized and unrealized
 (depreciation) appreciation in
  fair value of investments               -             26,991       155,297
Interfund transfers                   158,119          199,532       612,846
                                  -----------       ----------   -----------
Net (decrease) increase               189,079          329,522       805,742
Net assets available for benefits
 at beginning of year                  45,108          335,342       616,361
                                  -----------       ----------    ----------
Net assets available for benefits
 at end of year                   $   234,187       $  664,864    $1,422,103
                                  ===========       ==========    ==========



                                  YEAR ENDED DECEMBER 31, 1997
                                 ------------------------------

                                  Participant
                                     Loans            Total
                                 -------------    -------------
Net investment income:
Interest                          $   145,386       $   859,972
Dividends                                 -           3,864,232
                                  -----------       -----------
Net investment income                 145,386         4,724,204
Contributions                             -           4,070,773
                                  -----------       -----------
Total additions                       145,386         8,794,977

Benefit payments                     (185,168)       (6,642,088)

Net realized and unrealized
 (depreciation) appreciation in
  fair value of investments               -           7,038,119
Interfund transfers                   (28,159)              -
                                  -----------       -----------
Net (decrease) increase               (67,941)        9,191,008
Net assets available for benefits
 at beginning of year               2,013,845        58,541,998
                                  -----------       -----------
Net assets available for benefits
 at end of year                   $ 1,945,904       $67,733,006
                                  ===========       ===========


SUPPLEMENTAL SCHEDULES

CROWN CENTRAL EMPLOYEES SAVINGS PLAN

EIN: 52-0550682
PLAN # 002

LINE 27A--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

December 31, 1998



                              Description of Investment
                              Including Maturity Date,
Identity of Issue, Borrower,  Rate of Interest, Par or               Current
Lessor or Similar Party        Maturity Value              Cost       Value
----------------------------  -------------------------  ---------  ----------
Crown Central Petroleum Corp.
 Class A Common Stock*           187,009 shares          $3,546,506 $ 1,332,441
Crown Central Petroleum Corp.
 Class B Common Stock*           323,604 shares           3,864,781   2,265,231
                                                        -----------  ----------
                                                          7,411,287   3,597,672
United States Savings Bonds -
 Series E and EE                 Various maturities         487,619     898,784

T. Rowe Price Funds*:
International Stock Fund          212,346 shares           2,755,354   3,183,066
U.S. Treasury Money Fund       13,393,463 shares          13,393,463  13,393,463
U.S. Treasury Intermediate Fund   261,743 shares           1,389,119   1,426,499
Equity Income Fund                888,634 shares          18,461,879  23,388,837
Spectrum Income Fund              479,817 shares           5,371,521   5,517,892
Spectrum Growth Fund              539,268 shares           7,550,924   8,870,964
Stable Value Fund                 926,870 shares             926,870     926,870
New Horizons Fund                  35,046 shares             810,254     817,982
Mid Cap Growth Fund                69,588 shares           1,951,357   2,371,547
                                                         ----------- -----------
                                                          52,610,741  59,897,120

Participant Loans*       Interest rates from 6.0% to
                         9.0%; maturities to 12/31/03
                                                                -     1,887,321
                                                        ----------- -----------
Total investments                                       $60,509,647 $66,280,897
                                                        =========== ===========

* PARTY IN INTEREST AS DEFINED BY ERISA.


CROWN CENTRAL EMPLOYEES SAVINGS PLAN

EIN: 52-0550682
PLAN # 002

LINE 27D--SCHEDULE OF REPORTABLE TRANSACTIONS

YEAR ENDED DECEMBER 31, 1998



IDENTITY OF PARTY   DESCRIPTION OF        PURCHASE            SELLING
  INVOLVED               ASSETS            PRICE              PRICE
-----------------   --------------      -----------         -----------
CATEGORY (III) - SERIES OF SECURITIES TRANSACTIONS IN EXCESS OF 5% OF PLAN
ASSETS
------------------------------------------------------------------------
T. Rowe Price       Stable Value Fund
                      49 Purchases       $ 3,794,530          $      -
                      37 Sales                   -             3,100,000

T. Rowe Price       Equity Income Fund
                      65 Purchases         7,320,396                 -
                      96 Sales                   -             8,168,124






                                  COST OF   CURRENT VALUE OF
  IDENTITY OF   DESCRIPTION OF     ASSET        ASSET ON      NET GAIN OR
PARTY INVOLVED      ASSETS          SOLD    TRANSACTION DATE    (LOSS)
--------------  ---------------   -------   ----------------  ----------
CATEGORY (III) - SERIES OF SECURITIES TRANSACTIONS IN EXCESS OF 5% OF PLAN
ASSETS
--------------------------------------------------------------------------
T. Rowe Price   Stable Value Fund
                 49 Purchases      $      -        $3,794,530      $    -
                 37 Sales           3,100,000       3,100,000           -


T. Rowe Price   Equity Income Fund
                 65 Purchases             -         7,320,396           -
                 96 Sales           7,252,307       8,168,124       915,817


There were no category (i), (ii) or (iv) reportable transactions during 1998.


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-53457) pertaining to the 1994 Long Term Incentive Plan and Employees Savings Plan and the Registration Statement (Form S-8 No. 33-57847) pertaining to the Employees Supplemental Savings Plan of Crown Central Petroleum Corporation and Subsidiaries of our report dated May 23, 1999, with respect to the financial statements and schedules of the Crown Central Employees Savings Plan, included in this Form 10-K/A, amending Crown Central Petroleum Corporation and Subsidiaries Annual Report (Form 10-K) for the year ended December 31, 1998.





/s/ - - ERNST & YOUNG LLP


Baltimore, Maryland
June 23, 1999